PRESS RELEASE

CSG Systems INTERNATIONAL reports

second Quarter 2025 RESULTS

DENVER--(August 6, 2025) — CSG (NASDAQ: CSGS) today reported results for the quarter ended June 30, 2025.

Raising 2025 Full Year Profitability and Non-GAAP Adjusted Free Cash Flow Guidance Targets

Strong Operating Income Growth; 19.5% H1 Non-GAAP Operating Margin, up 250 bps Year-Over-Year

Strong Cash Flow from Operations; Highest First Half Non-GAAP Adjusted Free Cash Flow in a Decade

Exciting Customer Wins and Extensions including Orange Business and Liberty Puerto Rico

Financial Results:

Second quarter 2025 financial results:

•
Total revenue was $297.1 million.
•
GAAP operating income was $29.9 million, or an operating margin of 10.0%, and non-GAAP operating income was $54.5 million, or a non-GAAP adjusted operating margin of 20.1%.
•
GAAP earnings per diluted share (EPS) was $0.44 and non-GAAP EPS was $1.16.
•
Cash flows from operations were $37.3 million, with non-GAAP adjusted free cash flow of $39.6 million.

Shareholder Returns:

•
CSG declared its quarterly cash dividend of $0.32 per share of common stock, or a total of approximately $9 million, to shareholders.
•
During the second quarter of 2025, CSG repurchased a total of approximately 289,000 shares of its stock for approximately $18 million.

CSG Systems International, Inc.

August 6, 2025

“Team CSG’s very good business results through the first half of the year enabled us to raise our profitability targets for the second consecutive quarter and up our full year non-GAAP adjusted free cash flow target. Our 19.5% non‑GAAP operating margin underscores Team CSG’s continued success in relentlessly unlocking efficiency gains across every aspect of our business,” said Brian Shepherd, President and Chief Executive Officer of CSG. “Our non-GAAP adjusted free cash flow results also prove that we are executing well on our commitment to deliver double-digit free cash flow growth year-over-over in both 2025 and 2026, re-enforcing our strategy to become a more asset light SaaS company that generates greater profit from every dollar we invest. With exciting new wins and expanded long-term relationships with Orange Business and Liberty Puerto Rico coupled with our strong balance sheet and continued commitment to return over $100 million in capital to shareholders in 2025, we believe CSG remains a compelling choice for investors seeking both long-term value creation and stability.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
	2025	2024	Percent Changed	2025	2024	Percent Changed
GAAP Results:
Revenue	$297,128	$290,318	2.3%	$596,581	$585,453	1.9%
Operating Income	29,857	25,420	17.5%	59,240	57,217	3.5%
Operating Margin Percentage	10.0%	8.8%		9.9%	9.8%
EPS	$0.44	$0.48	(8.3%)	$1.01	$1.16	(12.9%)
Cash Flows from Operating Activities	37,326	43,105	(13.4%)	48,795	13,754	254.8%
Non-GAAP Results:
Operating Income	$54,472	$46,141	18.1%	$105,947	$91,009	16.4%
Adjusted Operating Margin Percentage	20.1%	17.3%		19.5%	17.0%
EPS	$1.16	$1.02	13.7%	$2.29	$2.02	13.4%
Adjusted EBITDA	67,980	60,052	13.2%	132,317	118,149	12.0%
Adjusted Free Cash Flow	39,575	38,806	2.0%	46,643	4,681	896.4%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the second quarter of 2025 was $297.1 million, a 2.3% increase when compared to revenue of $290.3 million for the second quarter of 2024. The increase in revenue can be mainly attributed to the continued growth of CSG’s SaaS and related solutions, to include the revenue generated from the acquired iCG business. Additionally, the second quarter of 2025 revenue includes approximately $6 million from a software license arrangement recognized during the quarter, which was offset by lower professional services revenue.

GAAP operating income for the second quarter of 2025 was $29.9 million, or 10.0% of total revenue, compared to $25.4 million, or 8.8% of total revenue, for the second quarter of 2024. The increase in GAAP operating margin can be mainly attributed to the decrease in restructuring and reorganization charges between years along with the benefits received from the cost efficiency actions taken during 2024 and the first six months of 2025 to optimize and align resources to areas of the business with higher growth profiles.

CSG Systems International, Inc.

August 6, 2025

GAAP EPS for the second quarter of 2025 was $0.44, compared to $0.48 for the second quarter of 2024, with the decrease mainly attributed to a higher effective income tax rate in the second quarter of 2025 due primarily to the increase in earn-out compensation related to a prior acquisition, for which a valuation allowance has been established for income tax purposes.

Non-GAAP Results: Non-GAAP operating income for the second quarter of 2025 was $54.5 million, or a non-GAAP adjusted operating margin of 20.1%, compared to $46.1 million, or a non-GAAP adjusted operating margin of 17.3% for the second quarter of 2024. The increase in non-GAAP operating margin can be mainly attributed to the cost efficiency actions discussed above.

Non-GAAP EPS for the second quarter of 2025 was $1.16, compared to $1.02 for the second quarter of 2024. The increase in non-GAAP EPS is mainly due to the higher non-GAAP operating income, discussed above, partially offset by foreign currency movements.

Balance Sheet and Cash Flows

Cash and cash equivalents as of June 30, 2025 were $145.9 million compared to $136.0 million as of March 31, 2025 and $161.8 million as of December 31, 2024. CSG had net cash flows provided by operations for the second quarters ended June 30, 2025 and 2024 of $37.3 million and $43.1 million, respectively, and had non-GAAP adjusted free cash flow of $39.6 million and $38.8 million, respectively.

Summary of Financial Guidance -

CSG is revising its financial guidance for the full year 2025, as follows:

	As of August 6, 2025	Previous
GAAP Measures:
Revenue	No change	$1,210 - $1,250 million
Non-GAAP Measures:
Adjusted Operating Margin Percentage	18.6% - 19.0%	18.4% - 18.8%
EPS	No change	$4.65 - $4.90
Adjusted EBITDA	$261 - $272 million	$258 - $269 million
Adjusted Free Cash Flow	$120 - $150 million	$110 - $150 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, August 6, 2025 at 5:00 p.m. ET, to discuss CSG’s second quarter of 2025 earnings results. The call will be carried live and archived on CSG’s website. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, call 1-888-672-2415 and use the passcode 5866401.

Additional Information

For information about CSG, please visit CSG’s website at csgi.com. Additional information can be found in the Investor Relations section of the website.

CSG Systems International, Inc.

August 6, 2025

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future and tap into guidance along the way from our fiercely committed and forward-thinking CSGers around the world.

Want to be future-ready and a change-maker like the global brands that trust CSG? Visit csgi.com to learn more.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

• CSG derives a significant portion of its revenue from a limited number of customers, with approximately forty percent of its revenue from its two largest customers;

• Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;

• CSG’s ability to maintain a reliable, secure computing environment;

• Continued market acceptance of CSG’s products and services;

• CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

• CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

• CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

• CSG’s ability to meet its financial expectations;

• Increasing competition in CSG’s market from companies of greater size and with broader presence;

• CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

• CSG’s ability to protect its intellectual property rights;

• CSG’s ability to conduct business in the international marketplace;

• CSG’s ability to comply with applicable U.S. and International laws and regulations; and

• CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by a global pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, SVP, Head of Finance, Treasury, Investor Relations, and ESG Reporting

(210) 687-4409

E-mail: John.Rea@csgi.com

CSG Systems International, Inc.

August 6, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$145,875	$161,789
Settlement and merchant reserve assets	256,145	343,235
Trade accounts receivable:
Billed, net of allowance of $3,959 and $3,041	259,016	266,903
Unbilled	84,978	80,173
Income taxes receivable	10,897	2,600
Other current assets	47,183	46,182
Total current assets	804,094	900,882
Non-current assets:
Property and equipment, net of depreciation of $142,260 and $133,514	48,057	56,595
Operating lease right-of-use assets	16,557	24,166
Finance lease right-of-use assets	10,647	-
Software, net of amortization of $162,879 and $154,648	21,677	19,927
Goodwill	325,773	316,041
Acquired customer contracts, net of amortization of $143,546 and $133,279	34,071	39,377
Customer contract costs, net of amortization of $51,797 and $44,587	66,175	60,809
Deferred income taxes	77,019	73,295
Other assets	17,168	9,595
Total non-current assets	617,144	599,805
Total assets	$1,421,238	$1,500,687
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$-	$7,500
Operating lease liabilities	4,649	11,067
Customer deposits	35,210	41,448
Trade accounts payable	40,279	36,370
Accrued employee compensation	60,952	67,944
Settlement and merchant reserve liabilities	253,085	341,924
Deferred revenue	62,251	54,424
Income taxes payable	211	7,802
Other current liabilities	59,325	46,730
Total current liabilities	515,962	615,209
Non-current liabilities:
Long-term debt, net of unamortized discounts of $12,233 and $12,128	537,767	530,997
Operating lease liabilities	22,524	25,020
Deferred revenue	26,198	26,469
Income taxes payable	2,903	2,732
Deferred income taxes	69	94
Other non-current liabilities	25,094	17,597
Total non-current liabilities	614,555	602,909
Total liabilities	1,130,517	1,218,118
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 28,877 and 28,854 shares outstanding	722	718
Additional paid-in capital	522,824	518,215
Treasury stock, at cost; 42,011 and 41,583 shares	(1,220,897)	(1,194,224)
Accumulated other comprehensive income (loss):
Cumulative foreign currency translation adjustments	(41,892)	(62,290)
Accumulated earnings	1,029,964	1,020,150
Total stockholders' equity	290,721	282,569
Total liabilities and stockholders' equity	$1,421,238	$1,500,687

CSG Systems International, Inc.

August 6, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue	$297,128	$290,318	$596,581	$585,453

Cost of revenue (exclusive of depreciation, shown separately below)	150,140	152,892	304,638	310,779
Other operating expenses:
Research and development	40,417	38,411	81,319	74,506
Selling, general and administrative	67,541	61,159	129,830	122,881
Depreciation	4,585	5,337	9,598	10,973
Restructuring and reorganization charges	4,588	7,099	11,956	9,097
Total operating expenses	267,271	264,898	537,341	528,236
Operating income	29,857	25,420	59,240	57,217
Other income (expense):
Interest expense	(7,399)	(7,698)	(14,597)	(15,204)
Interest income	1,070	2,103	2,982	4,719
Loss on debt extinguishment	-	-	(453)	-
Other, net	(3,598)	174	(5,751)	732
Total other	(9,927)	(5,421)	(17,819)	(9,753)
Income before income taxes	19,930	19,999	41,421	47,464
Income tax provision	(7,663)	(6,170)	(13,024)	(14,168)
Net income	$12,267	$13,829	$28,397	$33,296

Weighted-average shares outstanding:
Basic	27,843	28,546	27,829	28,531
Diluted	28,132	28,600	28,199	28,698

Earnings per common share:
Basic	$0.44	$0.48	$1.02	$1.17
Diluted	0.44	0.48	1.01	1.16

CSG Systems International, Inc.

August 6, 2025

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net income	$28,397	$33,296
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	9,956	11,409
Amortization	25,383	24,147
Loss on debt extinguishment	453	-
(Gain) loss on unrealized foreign currency transactions, net	889	(254)
Deferred income taxes	(2,413)	2,311
Stock-based compensation	16,953	16,371
Subtotal	79,618	87,280
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	1,147	892
Other current and non-current assets and liabilities	(11,489)	(11,154)
Income taxes payable/receivable	(15,704)	(11,937)
Trade accounts payable and accrued liabilities	(9,191)	(52,596)
Deferred revenue	4,414	1,269
Net cash provided by operating activities	48,795	13,754

Cash flows from investing activities:
Purchases of software, property, and equipment	(7,152)	(9,073)
Receipts from sale of software, property, and equipment	152	-
Business combinations, net of cash and settlement assets acquired of zero and $46,432	-	17,293
Net cash provided by (used in) investing activities	(7,000)	8,220

Cash flows from financing activities:
Proceeds from issuance of common stock	1,445	1,618
Payments of cash dividends	(18,506)	(18,088)
Repurchases of common stock	(40,545)	(27,943)
Deferred acquisition payments	(314)	(488)
Proceeds from long-term debt	150,625	15,000
Payments on long-term debt	(151,250)	(18,750)
Payments of debt financing costs	(2,258)	-
Payments on financing obligations	(1,277)	(469)
Payments on finance lease obligations	(882)	-
Settlement and merchant reserve activity	(89,149)	(88,703)
Net cash used in financing activities	(152,111)	(137,823)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	7,375	(2,438)

Net decrease in cash, cash equivalents, and restricted cash	(102,941)	(118,287)

Cash, cash equivalents, and restricted cash, beginning of period	506,763	463,876
Cash, cash equivalents, and restricted cash, end of period	$403,822	$345,589

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$12,632	$13,566
Income taxes	31,213	23,822

Non-cash investing and financing activities-
Software, property, and equipment included in current and non-current liabilities	11,803	9,017

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$145,875	$110,435
Settlement and merchant reserve assets	256,145	232,054
Restricted cash included in current and non-current assets	1,802	3,100
Total cash, cash equivalents, and restricted cash	$403,822	$345,589

CSG Systems International, Inc.

August 6, 2025

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	June 30, 2025		March 31, 2025		June 30, 2024
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$57,667	19%	$57,602	19%	$60,629	21%
Comcast	51,415	17%	52,759	18%	54,576	19%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Broadband/Cable/Satellite	51%	50%	53%
Telecommunications	18%	17%	16%
All other	31%	33%	31%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2025	March 31, 2025	June 30, 2024
Americas	85%	87%	89%
Europe, Middle East and Africa	11%	9%	6%
Asia Pacific	4%	4%	5%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

August 6, 2025

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP adjusted free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

• Certain internal financial planning, reporting, and analysis;

• Forecasting and budgeting;

• Certain management compensation incentives; and

• Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

• A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

• Consistency and comparability with CSG’s historical financial results; and

• Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

• Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

• The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

• Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

• Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

• Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

August 6, 2025

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Earn-out compensation	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.
•
Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

August 6, 2025

• Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•
Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

August 6, 2025

CSG also reports non-GAAP adjusted EBITDA and non-GAAP adjusted free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP adjusted free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP adjusted free cash flow as net cash flows from operating activities before earn-out compensation payments related to acquisitions less the purchases of software, property, and equipment.

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’s non-GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP Operating Income
GAAP operating income	$29,857	$25,420	$59,240	$57,217
Restructuring and reorganization charges (1)	4,588	7,099	11,956	9,097
Executive transition costs	-	-	-	352
Acquisition-related expenses:
Amortization of acquired intangible assets	3,458	3,393	6,911	6,245
Earn-out compensation	7,807	825	10,366	825
Transaction-related costs	-	211	-	211
Stock-based compensation (1)	8,762	9,193	17,474	17,062
Non-GAAP operating income	$54,472	$46,141	$105,947	$91,009

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$297,128	$290,318	$596,581	$585,453
Less: Transaction fees (2)	(25,866)	(24,207)	(53,767)	(49,269)
Revenue less transaction fees	$271,262	$266,111	$542,814	$536,184
Non-GAAP adjusted operating margin percentage	20.1%	17.3%	19.5%	17.0%

CSG Systems International, Inc.

August 6, 2025

(1)
Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on CSG’s Income Statement.
(2)
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	June 30, 2025		June 30, 2024
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$12,267	$0.44	$13,829	$0.48
GAAP income tax provision (3)	7,663		6,170
GAAP income before income taxes	19,930		19,999
Restructuring and reorganization charges (1)	4,588		7,099
Acquisition-related costs:
Amortization of acquired intangible assets	3,458		3,393
Earn-out compensation	7,807		825
Transaction-related costs	-		211
Stock-based compensation (1)	8,762		9,193
Non-GAAP income before income taxes	44,545		40,720
Non-GAAP income tax provision (3)	(12,027)		(11,605)
Non-GAAP net income	$32,518	$1.16	$29,115	$1.02

	Six Months Ended		Six Months Ended
	June 30, 2025		June 30, 2024
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$28,397	$1.01	$33,296	$1.16
GAAP income tax provision (3)	13,024		14,168
GAAP income before income taxes	41,421		47,464
Restructuring and reorganization charges (1)	11,956		9,097
Executive transition costs	-		352
Acquisition-related expenses:
Amortization of acquired intangible assets	6,911		6,245
Earn-out compensation	10,366		825
Transaction-related costs	-		211
Stock-based compensation (1)	17,474		17,062
Loss on extinguishment of debt	453		-
Non-GAAP income before income taxes	88,581		81,256
Non-GAAP income tax provision (3)	(23,917)		(23,158)
Non-GAAP net income	$64,664	$2.29	$58,098	$2.02
(3)
For the second quarter and six months ended June 30, 2025, the GAAP effective income tax rates were approximately 38% and 31%, respectively, and the non-GAAP effective income tax rates were 27% for both periods. The GAAP effective income tax rate for the second quarter of 2025 increased due to earn-out compensation, for which a valuation allowance has been established for income tax purposes. For the second

CSG Systems International, Inc.

August 6, 2025

quarter and six months ended June 30, 2024, the GAAP effective income tax rates were approximately 31% and 30%, respectively, and the non-GAAP effective income tax rates were 28.5% for both periods.

(4) The outstanding diluted shares for the second quarter and six months ended June 30, 2025 were 28.1 million and 28.2 million, respectively, and for the second quarter and six months ended June 30, 2024 were 28.6 million and 28.7 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
GAAP net income	$12,267	$13,829	$28,397	$33,296
GAAP income tax provision	7,663	6,170	13,024	14,168
Interest expense (5)	7,399	7,698	14,597	15,204
Loss on debt extinguishment	-	-	453	-
Interest income and other, net	2,528	(2,277)	2,769	(5,451)
GAAP operating income	29,857	25,420	59,240	57,217
Restructuring and reorganization charges (1)	4,588	7,099	11,956	9,097
Executive transition costs	-	-	-	352
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,458	3,393	6,911	6,245
Earn-out compensation	7,807	825	10,366	825
Transaction-related costs	-	211	-	211
Stock-based compensation (1)	8,762	9,193	17,474	17,062
Amortization of other intangible assets (6)	4,140	2,880	7,327	5,445
Amortization of customer contract costs (6)	4,783	5,694	9,445	10,722
Depreciation (1)	4,585	5,337	9,598	10,973
Non-GAAP adjusted EBITDA	$67,980	$60,052	$132,317	$118,149
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	25.1%	22.6%	24.4%	22.0%

(5) Interest expense includes amortization of deferred financing costs as provided in Note 6 below.

(6) Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Amortization of acquired intangible assets	$3,458	$3,393	$6,911	$6,245
Amortization of other intangible assets	4,140	2,880	7,327	5,445
Amortization of customer contract costs	4,783	5,694	9,445	10,722
Amortization of deferred financing costs	838	871	1,700	1,735
Total amortization	$13,219	$12,838	$25,383	$24,147

CSG Systems International, Inc.

August 6, 2025

Non-GAAP Adjusted Free Cash Flow:

CSG’s calculation of non-GAAP adjusted free cash flow and the reconciliation of CSG’s non-GAAP adjusted free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Cash flows from operating activities	$37,326	$43,105	$48,795	$13,754
Earn-out compensation payments	5,000	-	5,000	-
Purchases of software, property, and equipment	(2,751)	(4,299)	(7,152)	(9,073)
Non-GAAP adjusted free cash flow	$39,575	$38,806	$46,643	$4,681

Non-GAAP Financial Measures – 2025 Financial Guidance

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of non-GAAP adjusted operating margin percentage, as included in CSG’s 2025 full year financial guidance, is as follows (in thousands, except percentages):

	2025 Guidance Range
	Low Range	High Range
Non-GAAP Operating Income
GAAP operating income	$128,300	$139,300
Restructuring and reorganization charges	14,300	14,300
Acquisition-related expenses:
Amortization of acquired intangible assets	13,900	13,900
Earn-out compensation	15,000	15,000
Stock-based compensation	33,800	33,800
Non-GAAP operating income	$205,300	$216,300

Non-GAAP Operating Margin Percentage
Revenue	$1,210,000	$1,250,000
Less: Transaction fees	(106,000)	(111,000)
Revenue less transaction fees	$1,104,000	$1,139,000
Non-GAAP adjusted operating margin percentage	18.6%	19.0%

CSG Systems International, Inc.

August 6, 2025

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2025 full year financial guidance is as follows (in thousands, except per share amounts):

	2025 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$72,600	$2.57	$80,400	$2.83
GAAP income tax provision (7)	31,000		34,200
GAAP income before income taxes	103,600		114,600
Restructuring and reorganization charges	14,300		14,300
Acquisition-related expenses:
Amortization of acquired intangible assets	13,900		13,900
Earn-out compensation	15,000		15,000
Stock-based compensation	33,800		33,800
Loss on debt extinguishment	500		500
Non-GAAP income before income taxes	181,100		192,100
Non-GAAP income tax provision (7)	(49,700)		(52,700)
Non-GAAP net income	$131,400	$4.65	$139,400	$4.90

(7) For 2025, the estimated effective income tax rates for GAAP and non-GAAP purposes are expected to be approximately 30% and 27%, respectively.

(8) The weighted-average diluted shares outstanding are expected to be approximately 28 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2025 full year financial guidance (in thousands, except percentages):

	2025 Guidance Range
	Low Range	High Range
GAAP net income	$72,600	$80,400
GAAP income tax provision (7)	31,000	34,200
Interest expense	29,500	29,500
Loss on debt extinguishment	500	500
Interest income	(5,300)	(5,300)
GAAP operating income	128,300	139,300
Restructuring and reorganization charges	14,300	14,300
Acquisition-related expenses:
Amortization of acquired intangible assets	13,900	13,900
Earn-out compensation	15,000	15,000
Stock-based compensation	33,800	33,800
Amortization of other intangible assets	11,300	11,300
Amortization of client contract costs	24,300	24,300
Depreciation	20,100	20,100
Non-GAAP adjusted EBITDA	$261,000	$272,000
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	23.6%	23.9%

CSG Systems International, Inc.

August 6, 2025

Non-GAAP Adjusted Free Cash Flow:

CSG’s calculation of non-GAAP adjusted free cash flow and the reconciliation of CSG’s non-GAAP adjusted free cash flow measure to cash flows from operating activities is provided below for CSG’s 2025 full year financial guidance (in thousands):

	2025 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$125,000	$165,000
Earn-out compensation payments	15,000	15,000
Purchases of software, property, and equipment	(20,000)	(30,000)
Non-GAAP adjusted free cash flow	$120,000	$150,000